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                                                                   Exhibit 10.13


                                 PROMISSORY NOTE
$10,238,000.00                                                     April 1, 1999


         FOR VALUE RECEIVED, the undersigned, HYPERCOM CORPORATION, a Delaware corporation ("Borrower"), promises to pay to the order of CAPITAL ONE FUNDING CORPORATION, a Delaware corporation (the "Lender"), (i) the principal sum of TEN MILLION TWO HUNDRED THIRTY-EIGHT THOUSAND DOLLARS ($10,238,000.00), (ii) interest, determined and calculated as provided in paragraph 2 of this Note, on the outstanding principal amount of this Note from the date hereof until the principal of this Note is paid in full, and (iii) certain other payments as provided in paragraph 3 of this Note. The principal sum of this Note shall be payable in semi-annual installments in the amounts and on the dates set forth in
Schedule I attached hereto, subject to acceleration as provided in paragraph 7 of this Note; provided, however, if the Letter of Credit is not extended as provided in the Reimbursement Agreement (defined below) the entire unpaid principal and interest amount will be due and payable on April 1, 2006. Interest on the outstanding principal balance of this Note shall be payable monthly, in arrears, on the first Business Day of each month ("Interest Payment Date"), commencing on the 1st day of May, 1999.

         1.       Background.

                  Borrower has executed and delivered this Note to the Lender in order to evidence a $10,238,000.00 loan, made effective as of April 1, 1999 from the Lender to Borrower. The Lender made the loan evidenced by this Note from proceeds received from the sale of the Lender's Floating Rate Option Notes. The Floating Rate Option Notes are secured by a letter of credit issued by Bank One, NA ("BOC"). Borrower and Bank One, Arizona, NA (the "Bank") have entered into a Reimbursement Agreement with an effective date as of April 1, 1999 (the "Reimbursement Agreement") which describes in further detail the transactions underlying this Note. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Reimbursement Agreement.

         2.       Interest Rate Provisions.

                  (a) General. This Note shall bear interest from time to time according to the Interest Rate Option (i.e., the Weekly Rate, the One Year Rate, the Three Year Rate, the Five Year Rate, the Seven Year Rate, the Ten Year Rate or the Fixed Rate) selected by Borrower pursuant to Section 2.07 of the Reimbursement Agreement. All provisions of Section 2.07 of the Reimbursement Agreement applicable to the determination and computation of interest are incorporated herein by reference.

                  (b) Initial and Subsequent Interest Rates. This Note shall initially bear interest at the Weekly Rate. Thereafter, this Note shall continue to bear interest at the Weekly Rate until Borrower makes a Rate Election as provided in paragraph 2(c) of this Note and Section 2.07 of the Reimbursement Agreement.
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                  (C)      Rate Election. Pursuant to the provisions and upon
compliance with the procedures set forth in Section 2.07 of the Reimbursement Agreement, Borrower shall have the right to make a Rate Election (i.e., an election to continue or change the then current interest rate determination method) for this Note, in whole or in parts, and for equal principal amounts of Floating Rate Option Notes, with each such Rate Election to take place and become effective in accordance with the provisions and procedures set forth in
Section 2.07 of the Reimbursement Agreement. Borrower understands that (i) no Rate Election to a One Year Rate, a Three Year Rate, a Five Year Rate, a Seven Year Rate, a Ten Year Rate or a Fixed Rate will be permitted unless the unexpired or remaining term of the letter of credit furnished by the Bank will exceed on the Rate Election Date the term of the Rate Period selected, (ii) when this Note bears interest at the One Year Rate, the Three Year Rate, the Five Year Rate, the Seven Year Rate, or the Ten Year Rate, no Rate Election may be made until the end of the applicable Rate Period and Borrower's failure to make a timely Rate Election at the conclusion of the then current Rate Period will be deemed to be a Rate Election to the Weekly Rate, (iii) no action, consent or notice is required on the part of Borrower to continue the Weekly Rate from Rate Period to Rate Period, and (iv) should Borrower make a Rate Election to the Fixed Rate, no further Rate Elections will be permitted. Also, in connection with Borrower's Rate Election, Borrower may select more than one Interest Rate Option and designate the principal amount of the Floating Rate Option Notes to be affected by each such Interest Rate Option; provided, however, that if Borrower selects more than one Interest Rate Option, then Borrower must designate at least $5,000,000 in principal amount of Floating Rate Option Notes for each Interest Rate Option selected. In the event that a Rate Election by Borrower results in only a portion of the Floating Rate Option Notes bearing interest at the Interest Rate Option selected by Borrower because the Remarketing Agent is unable to remarket all of such Floating Rate Option Notes, then, for such time as this condition continues, all references in paragraphs 2, 3 and 4 of this Note to "Floating Rate Option Notes" shall be deemed to mean that principal portion of Floating Rate Option Notes that the Remarketing Agent is able to remarket which Bank One Trust Company, NA (the "Trustee") designates as being owed under this Note. Any Floating Rate Option Notes the Remarketing Agent fails to remarket shall bear interest for such time as that condition continues at the Interest Rate as contemplated in Section 2.03(b) of the Reimbursement Agreement.

         3. Program, Remarketing and Other Fees. Borrower shall pay to the Lender a program fee (the "Program Fee"), a rating agency fee ("Rating Agency Fee"), a remarketing fee (the "Remarketing Fee"), and certain remarketing expenses as follows:

                  (a) Program Fee. Borrower shall pay to the Lender on each Fee Payment Date, as defined below, an annual Program Fee, payable in quarterly installments in arrears, calculated at a rate per annum equal to five-hundredths of one percent (0.05%) of the outstanding principal amount of this Note existing on the first day of each quarter immediately preceding the applicable Fee
Payment Date (a "Note Balance Date"). A Fee Payment Date shall be defined as each March 1, June 1, September 1 and December 1, with the first Fee Payment
Date commencing June 1, 1999. The Program Fee shall be computed on the basis of a year of 360 days (comprised of twelve 30-day months) for the actual number of days in such quarterly period from the Note Balance Date.
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                  (b)      Rating Agency Fee. Borrower shall pay to the Lender a
Rating Agency Fee on each Fee Payment Date equal to $1,250 divided by the number of borrowers with loans outstanding on each such Fee Payment Date that correspond to the Floating Rate Option Notes.

                  (c) Weekly Rate and One Year Rate Remarketing Fee. Whenever this Note or a portion thereof bears interest at the Weekly Rate or the One Year Rate, Borrower shall pay to the Lender on each Fee Payment Date, an annual Weekly Rate and One Year Rate Remarketing Fee, payable in quarterly installments in arrears, calculated at a rate per annum equal to one-tenth of one percent (0.10%) of the outstanding principal amount of this Note or so much thereof as bears interest at the Weekly Rate or the One Year Rate on each Note Balance Date. The Weekly Rate and the One Year Rate Remarketing Fee shall be computed on the basis of a year of 360 days (comprised of twelve 30-day months) for the actual number of days elapsed in such quarterly period from the Note Balance Date.

                  (d) Rate Election Remarketing Fee. Whenever Borrower makes a Rate Election to the Three Year Rate, the Five Year Rate, the Seven Year Rate, the Ten Year Rate or the Fixed Rate and the related Floating Rate Option Notes are remarketed to different holders, Borrower shall pay to the Lender on the applicable Rate Adjustment Date a Remarketing Fee in an amount equal to fifty-hundredths of one percent (0.50%) of the outstanding principal amount of this Note or such portion thereof which relates to Floating Rate Option Notes actually remarketed at such rate as selected as of the Rate Adjustment Date.

                  (e) Remarketing Expenses. Borrower also agrees to pay to the Lender the extraordinary expenses incurred in connection with the remarketing of the Floating Rate Option Notes related to this Note, including without limitation the preparation, amendment, supplementation or replacement of an initial offering or remarketing disclosure document and related materials. Any such expenses shall be assessed to each borrower as the Trustee shall reasonably determine; provided, however, that, to the extent that more than one borrower benefits from the remarketing giving rise to such expenses, such expenses shall be allocated among the borrowers involved on a pro rata basis and provided, further, that not more than $500.00 shall be allocated to Borrower.

                  (f) Partial Quarter. If this Note is executed or paid in full on other than a Fee Payment Date, the initial or final payment of the annual Program Fee, Rating Agency Fee or Weekly Rate and One Year Rate Remarketing Fee shall be prorated for the actual number of days elapsed in such quarterly period.

         4. Optional Prepayment. Borrower shall have the option to prepay without premium or penalty all or any part (equal to an integral multiple of $1,000) of this Note as set forth in this. paragraph. In order to exercise such prepayment option, Borrower shall give written notice of Borrower's election to prepay this Note (the "Prepayment Notice") to the Trustee, BOC and the Remarketing Agent at least 45 days prior to any Prepayment Date, as defined herein. A Prepayment Date shall be defined as either: (i) an Interest Payment Date when this Note is bearing interest at the Weekly Rate at the time the Prepayment Notice is given, or (ii) a Rate
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Adjustment Date in the event that this Note is bearing interest at any other rate of interest at the time the Prepayment Notice is given. The Prepayment Notice shall specify the Prepayment Date and shall specify the principal amount of this Note to be prepaid (the "Prepayment"). At least 15 days prior to the Prepayment Date as specified in the Prepayment Notice, Borrower shall make a payment to the Bank in an amount equal to the Prepayment. BORROWER SHALL NOT BE PERMITTED TO PREPAY THIS NOTE ON ANY OTHER THAN A PREPAYMENT DATE AS CONTEMPLATED IN THIS PARAGRAPH ALL PREPAYMENTS SHALL BE APPLIED TO REMAINING PRINCIPAL AMOUNTS DUE ON THE LATEST SCHEDULED LOAN PAYMENT DATE SET FORTH IN
SCHEDULE 1 TO THIS NOTE.

         5. Procedure for Payments: All loan and other payments to be made by Borrower hereunder in respect of payments of principal of and premium, if any, and interest on this Note shall be made to the Lender c/o the Bank at Bank One, Arizona, NA, P.O. Box 71, Phoenix, Arizona 85001, Attention: Commercial Banking, AZl-1 178 (or at such other address as the Lender, any assignee hereof or the Bank may have specified for such purpose in a written notice to Borrower). All payments to be made by Borrower to Lender hereunder in respect of the Program Fee, the Rating Agency Fee and the Remarketing Fee shall be made to the Lender at Capital One Funding Corporation, c/o J.H. Management Corporation, Post Office Box 4024, Boston, Massachusetts 02101-4024, Attention: Doug Donaldson (or at such other address as the Lender may have specified for such purpose in a written notice to Borrower). All payments made by Borrower hereunder shall be in immediately available funds and in lawful currency of the United States. All such payments shall be made to the Bank or the Lender as applicable, by not later than 3:00 p.m., Phoenix, Arizona time, on the date due and any payments received after that time shall be deemed received on the next Business Day. Whenever any payment to be made under this Note shall be due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, with interest continuing to accrue thereon until such payment is made.

         6. Interest on Overdue Amounts. Borrower agrees to pay, on demand, interest on any principal or interest payment, Program Fee payment, Rating Agency Fee, Remarketing Fee or other obligation payable by Borrower under this Note which is not paid when due, for the period from and including the date on which such interest payment is due to but not including the date on which interest payment is made, at the Default Rate of Interest as specified in the Reimbursement Agreement.

         7.       Acceleration.

                  (a) If an Event of Default under the Reimbursement Agreement shall have occurred and the Bank shall have instructed the Trustee to accelerate the Floating Rate Option Notes, the maturity of this Note shall be accelerated and the unpaid principal amount of and accrued interest on this Note shall be immediately due and payable.

                  (b) If BOC fails to reinstate the Letter of Credit in accordance with its terms following a draw under the Letter of Credit and the Trustee accelerates the maturity date for the
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Floating Rate Option Notes, the maturity of this Note shall be accelerated and the unpaid principal amount of and accrued interest on this Note shall be due and payable on the date which is the accelerated maturity date for the Floating Rate Option Notes as specified in a notice of acceleration to Borrower from the Lender or the Bank acting on behalf of the Lender; provided, however, that the annulment of the declaration of acceleration with respect to the Floating Rate Option Notes shall also constitute an annulment of a corresponding declaration with respect to this Note.

         8. Misce1laneous. The obligation of Borrower to make the loan and other payments required hereunder shall be absolute, unconditional and irrevocable and Borrower shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever, including without limitation any defense, set-off, recoupment or counterclaim which Borrower may have or assert against the Lender, BOC, the Bank, the Remarketing Agent or any other Person.

         The Note may not be amended, supplemented or restated except by an instrument in writing signed by Borrower and the Lender, and approved in writing by BOC. No requirement of this Note may be waived at any time except by a writing signed by the Lender and BOC, nor shall any waiver be deemed a waiver of any subsequent breach or default by Borrower. Borrower waives presentment, demand, protest and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

         9. Interest Rate. Borrower agrees to an effective rate of interest that is the rate contemplated in this Note plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Borrower, or any benefit received or to be received by Lender, in connection with this Note.

         10.      [Intentionally left blank.]

         11.      Arbitration.

                  (a) The Borrower and the Bank (by its acceptance hereof) agree that upon the written demand of either party, made before the institution of any legal proceedings, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Note, the Reimbursement Agreement, and the Security Documents, or otherwise, including without limitation contract disputes and tort claims, may be resolved by non-binding arbitration pursuant to the Commercial Rules of the American Arbitration Association. Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrower's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any collateral contemplated in the Security Agreement ("Collateral") shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for
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possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including exercising any right of set-off or taking or disposing of such property with or without judicial process pursuant to the Uniform Commercial Code. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be subject to non-binding arbitration; provided, however, that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

                  (b) Notwithstanding anything to the contrary in this arbitration provision, either party may at any time elect to terminate the arbitration proceeding and require that the dispute, claim and controversy be resolved solely by legal proceedings.

THIS NOTE HAS BEEN DELIVERED IN PHOENIX, ARIZONA, AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ARIZONA.

                                 HYPERCOM CORPORATION, a Delaware corporation

                                 /s/ Albert A. Irato
                                 President and CEO
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         FOR VALUE RECEIVED, BANK ONE, NA ("Assignor") hereby assigns to BANK
ONE, ARIZONA, NA ("Assignee") all of its right, title and interest in the Promissory Note, dated April 1, 1999. in the amount of $10,238,000.00 executed and delivered by Hypercom Corporation, a Delaware corporation (the "Note"); provided, however, that should Assignee fail to reimburse Assignor in accordance with the Affiliate Reimbursement Agreement by and between Assignor and Assignee of even date herewith, then this Assignment shall, without the necessity for any action or notice on the part of Assignor or any notice or consent on the part of Assignee, immediately be null, void, rescinded and of no further force and effect.

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed and delivered all as of the 1st day of April, 1999.

                                             BANK ONE, NA
                                             as Assignor



                                             By:___________________________
                                             Title:


                                             BANK ONE, ARIZONA, NA
                                             as Assignee




                                             By:___________________________
                                             Title: Senior Vice President